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                                                                   EXHIBIT 10.10

                              ART TECHNOLOGY GROUP

                        DYNAMO PARTNER PROGRAM AGREEMENT

This Agreement is by and between Art Technology Group, Inc., 101 Huntington Avenue, Boston, Massachusetts 02199, ("ATG") and Novo Interactive, 222 Sutter Street, 6th Floor, San Francisco, CA 94108 ("Dynamo Partner") and is effective as of 9/29/99, 1999 (the "Effective Date").

0. SCOPE OF AGREEMENT. For an annual fee, this program provides benefits for developers and integrators who use ATG products in their business as developers of custom applications programs that run on ATG's Dynamo software or as integrators who furnish multi-vendor solutions to their customers.

1. TERM. This Agreement will have a one year term beginning on the Effective Date above and will be renewed automatically for additional one year periods unless terminated as described below.

2. DYNAMO PARTNER OBLIGATIONS. Upon signing this Agreement, Dynamo Partner will pay the nonrefundable initial Program enrollment fee to ATG. It will arrange for two (2) or more of its employees to complete a designated training course offered by ATG within sixty (60) days after entering into this Agreement. At the end of the training course, each employee may become a certified Dynamo Programmer by submitting a certification application and passing a certification examination. During the term of this Agreement. Dynamo Partner shall maintain at least two certified Dynamo programmers. In order to remain certified, these employees must be re-certified whenever ATG releases a new version of ATG's Products. During the term of this Agreement, Dynamo Partner shall actively promote itself as a member of the Program and identify itself as such on its web page and in other marketing material.

3.    PROGRAM BENEFITS.

a) Software License. Provided that Dynamo Partner agrees to the terms of ATG's standard software license, made available to Dynamo Partner at the time it downloads the software, ATG shall provide the following ATG products to Dynamo Partner at no charge: a single Developer License, Not For Resale copy of the Dynamo Application Server, Dynamo Personalization Server and Commerce Station Products. However, Dynamo Partner's use of the software shall be restricted to development and enhancement of application software designed to run on ATG's Dynamo software platform. Dynamo Partner may purchase additional licenses to use the Dynamo Application Server Product at special pricing for members of the Program, provided that it executes ATG's Master Ordering, License and Service agreement. In no event may Dynamo Partner use any Products as part of a direct or indirect connection to the Internet, including a production environment platform for any software application connected to the Internet. The Products may not be sublicensed to any party for any purpose whatsoever.

b) Training. At no charge, ATG shall provide yearly training on ATG's Dynamo Application Server Product for two of Dynamo Partner's employees at ATG's headquarters. Dynamo Partner may order additional training for other employees at special pricing (currently ATG's List Price less 20%).

c) Access to Program Page. ATG will supply a personal password to a special, limited access Program page of its web site that will contain such support facilities as FAQs, success stories, how-to guides, documentation, marketing materials, user group chat room, and such other facilities as ATG shall deem useful to members of the Program.

d) Web Publicity. ATG will display Dynamo Partner's name, logo, and corporate overview on its web site's Program Partner page.



Dynamo Partner Program Agreement
Version 99B
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Dynamo Partner Program Agreement                                          Page 2


e)   Help Desk Support. Dynamo Partner will be entitled to receive up to five
(5) instances of ATG Help Desk support at no charge.

f) ATG Contact. ATG will designate a Major Account Manager and Regional Channel Manager who will be available for lead information sharing, access to technical resources, and co-marketing activities when appropriate.

4. ANNUAL FEE. For the first year of this Agreement, Dynamo Partner shall pay ATG an initial enrollment fee of $3,000. For each renewal year, Dynamo Partner will pay an annual Program renewal fee as set forth in ATG's then current Price List. All fees stated are payable in US Dollars and are nonrefundable. Dynamo Partner is responsible for paying any taxes and fees associated with this agreement.

5. LIMITATION OF LIABILITY. DYNAMO PARTNER IS SOLELY RESPONSIBLE FOR THE PROPER CONDUCT OF ITS BUSINESS AND ALL OTHER MATTERS UNDER ITS CONTROL. IN NO EVENT SHALL ATG BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING ANY DAMAGES RESULTING FROM LOSS OF USE, LOSS OF DATA, LOSS OF PROFITS OR LOSS OF BUSINESS, EVEN IF ATG HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. DYNAMO PARTNER AGREES TO INDEMNIFY AND HOLD ATG HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, COSTS AND LIABILITIES (INCLUDING ATTORNEYS
FEES) OF ANY KIND WHATSOEVER, ARISING DIRECTLY OR INDIRECTLY OUT OF DYNAMO PARTNER'S CONDUCT OF ITS BUSINESS AND THE FURNISHING OF SERVICES OR OTHER ACTIONS OR OMISSIONS OF DYNAMO PARTNER IN CONNECTION WITH THIS AGREEMENT.

6. TRADEMARKS. ATG grants to Dynamo Partner during the term of this Agreement a non-exclusive, non-assignable and non-transferable right and license to use the ATG trademarks ("ATG Marks") in its business in a manner approved by ATG in writing. Dynamo Partner shall send to ATG for approval any proposed advertising or promotional materials which include an ATG mark. Dynamo Partner may describe itself as an "Authorized Dynamo Partner of Art Technology Group, Inc." In advertising, promotional materials, and other appropriate documents. Dynamo Partner agrees it is not authorized under this Agreement to use any ATG Marks in connection with any business conducted by Dynamo Partner other than the conduct of its software development and/or software integration business contemplated by the terms of this Agreement. Dynamo Partner will not claim any ownership or similar interest in any of the ATG Marks at any time, nor attempt to register any of the ATG Marks in its own name. Upon termination of this Agreement, all rights and licenses granted to Dynamo Partner shall terminate and revert immediately to ATG, and Dynamo Partner shall immediately cease using the ATG Marks.

7. TERMINATION, DEFAULT AND REMEDIES. This Agreement may be terminated at any time after the first year by either party, without cause, by giving 30 days prior written notice to the other party. ATG may also terminate this agreement if Dynamo Partner breaches any of its terms and fails to cure the breach within 30 days after notice from ATG (or 14 days if the breach is for nonpayment). Upon termination of the Agreement, Dynamo Partner shall (i) immediately stop acting and identifying itself as a member of the Program and return to ATG all ATG Products supplied under this Agreement, (ii) pay to ATG all amounts owed to ATG in full within 30 days, and (iii) cease using any printed material, trademarks, trade name or domain name identified with ATG without the express written consent of ATG. Those provisions of this Agreement which by their nature are intended to survive any expiration of termination of this Agreement shall survive such expiration or termination. ATG shall have no liability to Dynamo Partner for damages of any kind, including direct damages, due to termination of this Agreement.

8. GENERAL. The parties are independent contractors. Neither party is authorized to act on behalf of the other party, nor create any obligation or liability on behalf of the other party. This Agreement may not be assigned by Dynamo Partner without the prior written consent of ATG. It shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts without regard to its
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Dynamo Partner Program Agreement                                          Page 3


conflict of law rules. If one party fails to enforce a provision of this Agreement, it shall not be precluded from enforcing the same provision at another time. The remedies in this Agreement are cumulative and may be exercised to the extent permitted by law, and the exercise of one shall not bar any other. If any part of this Agreement is determined to be illegal or unenforceable, the Agreement will be interpreted as if the provision were not present. Notices shall be in writing and shall be hand delivered, sent by express courier service or prepaid registered or certified mail, return receipt requested (if available), or sent by facsimile and confirmed. This Agreement represents the entire agreement between the parties, supersedes all prior communications relating to its subject matter, and may not be modified except by a writing signed by both parties.


FOR ART TECHNOLOGY GROUP, INC.          FOR DYNAMO PARTNER

Signature: /s/ ANN C. BRADY             Signature: /s/  KIM VOGEL
Name:  Ann Brady                        Name:   Kim Vogel
Title: CFO                              Title:  CFO
Date:  10/29/99                         Date:   8/25/99